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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported):   September 22, 1998


                            GOLDEN EAGLE GROUP, INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                   1-11480               65-0353755
 (State or other jurisdiction        (Commission          (I.R.S. Employer
       of incorporation)              File Number)       Identification No.)


        120 Standifer Drive
          Humble, Texas                                          77338
(Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code (281) 446-2656

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ITEM 5.  OTHER EVENTS.

      On September 23, 1998, Golden Eagle Group, Inc. (the "COMPANY") announced that it has entered into a binding agreement (the "MERGER Agreement"), subject to customary terms and conditions, to merge (the "Merger") with Seko Newco, Inc. ("MERGER SUB"), an indirect wholly-owned subsidiary of USFreightways Corporation. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation. The terms of the Merger Agreement provide that upon consummation of the Merger, the outstanding shares of Common Stock, par value $0.01, of the Company ("Company Common Stock") will be converted into the right to receive $4.45 in cash per share, without interest. In addition, each option and warrant to purchase Company Common Stock outstanding at the effective time of the Merger will be converted into the right to receive in cash, without interest, in an amount equal to the difference between $4.45 and the exercise price provided for thereunder for each share purchasable thereby. The closing of the Merger is expected to occur in October 1998, subject to the satisfaction of certain closing conditions.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GOLDEN EAGLE GROUP, INC.



Date:  September 25, 1998           By: /s/ DONALD A. NORDORFT
                                            Donald A. Nodorft
                                            Chief Financial Officer